EXHIBIT 16.1

BARON ACCOUNTANCY CORPORATION
1470 Jamboree Road
Newport Beach, CA 92660
Telephone:  (949) 640-0588
Facsimile:  (949) 640-6003

January 7, 2004

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C.  20549

U.S.A.

Dear Sirs:

On January 7, 2004, the undersigned firm received a draft copy of a Current Report on Form 8-K (the "Form 8-K") to be filed by Debt Resolve, Inc. (the "Company") (SEC File No. 0-29525) reporting a change in the Company's certifying public accountant under Item 4 of such form.

We have no disagreements with the statements made by the Company in the Form
8-K.

Yours truly,

BARON ACCOUNTANCY CORPORATION

/s/ Rudy Baron, CPA